Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS REPORTS THIRD QUARTER 2007 RESULTS:

TOTAL REVENUES $79.8 MILLION; NET PRODUCT REVENUES $76.3 MILLION, +52% VS. Q3 2006

GAAP Basic and Diluted Net Income of $0.36 and $0.32 Per Share, Respectively

Non-GAAP Basic and Diluted Net Income of $0.41 and $0.36 Per Share, Respectively

Earnings Conference Call & Webcast Today (With Slides) at 5:00 pm EDT

Lexington, MA, October 17, 2007 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today reported results for the third quarter ended September 30, 2007. Total net product revenues for CUBICIN® (daptomycin for injection) increased 52% from the prior year, from $50.3 million in the third quarter of 2006 to $76.3 million in the third quarter of 2007. U.S. net sales of CUBICIN were $75.4 million. Total revenues for the third quarter of 2007 increased 58% over the third quarter of 2006 from $50.4 million in the third quarter of 2006 to $79.8 million in the third quarter of 2007.

Net income for the third quarter ended September 30, 2007 on a GAAP basis was $20.0 million, or $0.36 and $0.32 per basic and diluted share, respectively, as compared to net income of $5.2 million, or $0.09 per basic and diluted share for the third quarter of 2006. Third quarter 2007 GAAP net income includes $2.6 million, or $0.05 and $0.04 per basic and diluted share, respectively, in stock-based compensation expenses as a result of our adoption on January 1, 2006 of Financial Accounting Standards No. 123(R) (“FAS 123(R)”).

Non-GAAP net income for the third quarter ended September 30, 2007, excluding the charges mentioned above, was $22.6 million, or $0.41 and $0.36 per basic and diluted share, respectively.

As of September 30, 2007, Cubist had $368.0 million in cash, cash equivalents and investments. The total number of common shares outstanding at September 30, 2007 was 55,862,692.

Use of Non-GAAP Financial Measures

Cubist adopted FAS 123(R) on January 1, 2006 using the modified prospective method, which resulted in the recognition of stock-based compensation expenses in the statement of operations from 2006 onward without adjusting the prior years. Cubist uses non-GAAP net income (loss) and non-GAAP net income (loss) per share data to improve its analysis of operational results and trends. Cubist’s management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities and because management believes these measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These measures should not be considered an alternative to measurements required by GAAP, such as net income (loss) and net income (loss) per share, and should not be considered measures of our liquidity. In addition, these non-GAAP measures are unlikely to be comparable with non-GAAP information provided by other companies. A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss its third quarter 2007 financial results, business activities and financial outlook.

WHEN:  Wednesday, October 17, 2007 at 5:00 p.m. EDT

LIVE DOMESTIC & CANADA CALL-IN:  877-407-0778

LIVE INTERNATIONAL CALL-IN:  201-689-8565

24-HOUR REPLAY DOMESTIC & CANADA:  877-660-6853

24-HOUR REPLAY INTERNATIONAL:  201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):
ACCOUNT #: 286  CONFERENCE ID #: 252157

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:
www.cubist.com

Replay will be available for 30 days at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides. The Cubist product pipeline includes pre-clinical programs that address unmet medical need in Gram-positive infections, Gram-negative infections, and CDAD (Clostridium difficile-associated diarrhea). Cubist is headquartered in Lexington, MA. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist. These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; (ii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iii) any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world; (iv)  competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN; (v)  whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner for additional studies of CUBICIN or any other drug candidate we seek to enter into clinical trials; (vi)  whether we will receive, and the potential timing of, regulatory approvals or clearances to market CUBICIN in other countries; (vii)    legislative and policy changes in the United States and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; (viii)   changes in government reimbursement for our or our competitors’ products; (ix)  whether or not third parties may seek to market generic versions of our products by filing Abbreviated New Drug Applications, or ANDAs, with the FDA, and the results of any litigation that we file to defend and/or assert our patents against such generic companies; (x) our ability to conduct successful clinical trials in a timely manner; (xi) the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community; (xii)  the ability of our third party manufacturers, including our single source provider of active pharmaceutical ingredient, or API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (xiii) our dependence upon collaborations with our partners and our partners’ ability to execute on development, regulatory and sales expectations in their territories; (xiv) our ability to finance our operations; (xv) the effectiveness of our sales force and our sales force’s ability to access targeted physicians; (xvi) potential costs resulting from product liability or other third party claims; (xvii) our ability to protect our proprietary technologies; (xviii)  our ability to integrate successfully the operations of any business that we may acquire and the potential impact of any future acquisition on our financial results; (xix) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xx) a variety of risks common to our industry, including ongoing regulatory review, public and investment community perception of the industry, legislative or regulatory changes, and our ability to attract and retain talented employees.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

###

Tables to Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Cash, cash equivalents and investments	$367,966	$309,169
Accounts receivable, net	28,897	21,070
Inventory	16,687	18,111
Property and equipment, net	49,346	49,584
Other assets	41,005	41,101

Total assets	$503,901	$439,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$42,259	$34,640
Deferred revenue	17,390	11,800
Debt, capital lease obligations and other long-term liabilities	351,749	352,005
Total liabilities	411,398	398,445

Total stockholders’ equity	92,503	40,590

Total liabilities and stockholders’ equity	$503,901	$439,035

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended			Nine months ended
	September 30,			September 30,
	2007		2006	2007		2006
Revenues:
U.S. product revenues, net	$75,365		$50,274	$201,184		$133,285
International product revenues	961		44	4,102		655
Other revenues	3,470		101	3,753		4,328
Total revenues, net	$79,796		$50,419	$209,039		$138,268

Costs and expenses:
Cost of product revenues	17,153		12,742	49,725		34,664
Research and development	17,890		14,522	50,905		41,777
Sales and marketing	18,022		12,908	49,009		41,225
General and administrative	8,485		6,308	23,992		19,583
Total costs and expenses	61,550		46,480	173,631		137,249

Operating income	18,246		3,939	35,408		1,019

Other income (expense), net	2,452		1,245	6,069		(6,788)

Income (loss) before income taxes	20,698		5,184	41,477		(5,769)

Provision for income taxes	675		—	1,363		—

Net income (loss)	$20,023		$5,184	$40,114		$(5,769)

Basic net income (loss) per common share	$0.36		$0.09	$0.72		$(0.11)
Diluted net income (loss) per common share	$0.32	(a)	$0.09	$0.68	(a)	$(0.11)

Shares used in calculating:
Basic net income (loss) per share	55,758,384		54,654,037	55,430,566		54,362,517
Diluted net income (loss) per share	69,022,090		57,137,401	68,715,942		54,362,517

(a) Includes add back of interest expense and debt issuance costs related to 2.25% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended			Nine months ended
	September 30,			September 30,
	2007		2006	2007		2006

GAAP net income (loss)	$20,023		$5,184	$40,114		$(5,769)

Stock-based compensation expense under SFAS 123(R)	2,565		2,783	7,896		8,034

Debt prepayment penalty and write off of deferred issuance costs	—		—	—		5,662

Non-GAAP proforma net income	$22,588		$7,967	$48,010		$7,927

Non-GAAP basic net income per common share	$0.41		$0.15	$0.87		$0.15
Non-GAAP diluted net income per common share	$0.36	(a)	$0.14	$0.80	(a)	$0.14

Shares used in calculating:
Non-GAAP basic net income per common share	55,758,384		54,654,037	55,430,566		54,362,517

Non-GAAP diluted net income per common share	69,022,090		57,137,401	68,715,942		56,847,634

(a) Includes add back of interest expense and debt issuance costs related to 2.25% notes to income, net of tax effect